Exhibit 10.23

PDS BIOTECHNOLOGY CORPORATION

CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT (this “Agreement”), is made as of this 26th day of March, 2015 by and between Greg Conn (“Consultant”), and PDS Biotechnology Corporation (“Company”) with its corporate headquarters at 675 Highway One, North Brunswick, New Jersey 08902.

WITNESSETH:

WHEREAS, Company wishes to retain Consultant to provide certain consulting services to Company as set forth in Paragraph 1 below (the “Services”); and

WHEREAS, Consultant has agreed to provide the, Services on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual representations, warranties and agreements set forth herein, Consultant and Company agree as follows:

1.           Services.  During the Term (as defined in Paragraph 4 below), Consultant shall provide advisory and drug development/ CMC leadership services to Company, in particular the services described on Exhibit A (the “Services”).  Consultant agrees to use his best efforts in connection with performing the Services under this Agreement.  Consultant acknowledges and agrees that Consultant does not have the authority to bind Company with respect to any matters, including the execution of agreements, without authorization from a majority of the Board.

2.           Fees.  Consultant shall be paid $14,500 per month for the Services (the “Fees”) on a monthly basis, and will pursuant to Nonqualified Stock Option Grant Agreement, in the form attached hereto as Exhibit B, receive a grant to purchase twelve thousand three hundred (12,300) shares of Common Stock of the Company, ten percent of which will be vested upon the grant date and the balance shall vest equally on a monthly basis thereafter until the second anniversary of the date of grant, provided that if this Agreement is terminated without Cause (as defined below) by the Company, all unvested options shall automatically vest.  Options will have a term of 10 years and will continue to be exercisable as to vested shares for the full remaining term of the option agreement following any termination of this Agreement.  The consultant will be reimbursed for all travel related expenses.

3.           No Benefits; Taxes; Travel Expenses.

(a)          Consultant is not an employee of Company and will not be entitled to participate in, or receive any, benefit or right as a Company employee under any Company employee benefit and welfare plans, including, without limitation, employee insurance, pension, savings and security plans, as a result of his entering into this Agreement.

(b)          Consultant shall be responsible for all estimated, withholding, social security, disability, unemployment, self employment and other taxes, imposed on Consultant by the federal government or any other domestic or non-domestic, federal, state, or local tax authority.

(c)          Company shall reimburse Consultant for his reasonable travel expenses associated with rendering the Services; provided, however, that Consultant is not authorized to incur any expenses on behalf of Company without authorization from the Company, and all statements submitted by Consultant for services and expenses shall be in the form prescribed by Company and shall be accompanied by receipts for all expenses in excess of twenty-five dollars.

4.           Term and Termination.  The term of this Agreement (the “Term”) shall commence on January 1st, 2015 and, shall be terminable by either party with or without Cause upon ninety (90) days advance written notice.  “Cause” shall mean a party defaults in the performance of this Agreement or materially breaches any of its obligations under this Agreement.  The effective date of the termination set forth in the written notice will be, the “Termination Date.” Paragraphs 5 through 15 hereof shall survive the termination or expiration of this Agreement.

5.           Confidential Information.  During the Term, and at any time thereafter, Consultant shall not, without the consent of the Company’s Chief Executive Officer, disclose to any person, firm or corporation (except, during the Term, to the extent necessary to perform his duties hereunder) any customer lists, trade secrets, reports, correspondence, mailing lists, manuals, price lists, Consultant lists, prospective Consultant lists, letters, records or any other confidential information relating to the business of Company or any persons or entities controlling, controlled by or under common control with the Company (“Affiliate”) of Company and shall not, without the consent of the Company’s Chief Executive Officer, deliver any oral address or speech or publish, or knowingly permit to be published, any written matter in any way relating to confidential information regarding the business of Company or any Affiliate.

6.           Non-Disparagement.  Upon the Termination Date, Consultant shall not malign, criticize, or otherwise disparage Company, the Affiliates or their respective officers, Consultants or directors.

7.           Delivery of Records and Injunctive Relief.

(a)          Upon the Termination Date, Consultant shall deliver to Company all correspondence, reports, customer lists, office keys, manuals, advertising brochures, sample contracts, price lists.  Consultant lists, prospective customer lists, mailing lists, letters, records and any and all other documents pertaining to or containing information relative to the business of Company or shall provide Company with written certification that all such tangible records of Company has been destroyed, and Consultant shall not remove any of such records either during the Term or upon the Termination Date.

(b)          Consultant understands that in the event of a violation of the provisions of this Paragraph 7, Company shall have the right to seek injunctive relief, in addition to any other existing rights provided herein or by operation of law, without the requirement of posting bond.  The remedies provided in this Paragraph 7 shall be in addition to any legal or equitable remedies existing between Consultant and Company, and shall not be construed as a limitation upon, or as alternative or in lieu of, such remedies.

8.           Indemnification.  Company shall indemnify Consultant from any loss, damage, cost or expense (including reasonable attorney’s fees) (“Loss”) arising from or related to a third party claim, demand, assessment, action, suit or proceeding (“Claim”), including without limitation, any Claim arising from or related to Consultant’s services to the Company.  Notwithstanding the foregoing, Company shall not be liable for Losses to the extent such Losses arc caused by the negligence, recklessness or misconduct of Consultant or breach of any of the terms of this Agreement by Consultant.

9.           Survival.  Notwithstanding anything to the contrary in this Agreement, the parties agree that Consultant’s obligations under Paragraphs 5, 6, and 7 of this Agreement and Company’s obligations under Paragraph 8 of this Agreement shall continue despite the expiration of the term of this Agreement or its termination.

10.         No Agency Relationship.  This Agreement does not, and shall not be deemed to, make either party hereto the agent or legal representative of the other for any purpose whatsoever.  Neither party shall have the right or authority to assume or create any obligations or responsibility whatsoever, express or implied, on behalf of or in the name of the other, or to bind the other in any respect whatsoever.

11.         Independent Contractor.  In making and performing this Agreement, Consultant shall act at all times as an independent contractor and nothing contained in this Agreement shall be construed or implied to create between Consultant and Company an agency, partnership, or employee-employer relationship, or to create between Consultant and Company any other form of legal association or arrangement which imposes liability upon one party for the act or failure to act of the other party.

12.         Assignment.  This Agreement shall be binding upon the parties hereto, the heirs and legal representatives of Consultant and the successors and assigns of Company.  The Consultant may not assign or otherwise transfer any of his rights or obligations under this Agreement without the prior written consent of Company.

13.         Notices.  Any notice required, permitted or intended to be given under this Agreement shall be in writing and shall be deemed to have been given only if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the appropriate address shown below, or such revised address as is delivered to the other party by the same means.

(a)          Notices to Compaq’ shall be sent to:

PDS Biotechnology Corporation Attn. CEO 675 Highway One North Brunswick, NJ 08902

(b)          Notices to Consultant shall be sent to the most recent address on file with, Company.

14.         Entire Agreement.  This Agreement constitutes the entire agreement between the parties in connection with the subject matter hereof, supersedes any and all prior agreements or understandings between the parties and may only be changed by agreement in writing between the parties.

15.         Construction.  This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey, without application of the principles of conflicts of laws.

16.          Counterparts; Facsimile Signatures.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be considered original signatures.

17.         Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

[Signature page follows]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement the day and year first above written.

PDS BIOTECHNOLOGY CORPORATION

By:	/s/ Frank Bedu-Addo
Name:	Frank Bedu-Addo
Title:	Chief Executive Officer

By:	/s/ Gregory Conn
Gregory Conn

Signature page to PDS Biotechnology Corporation Consulting Services Agreement